American BANK CENTER

LOAN NUMBER	LOAN NAME	ACCT. NUMBER	NOTE DATE	INITIALS
201329002	Capital Financial Holdings Inc	CA00749	11/15/16	JPR85
NOTE AMOUNT	**INDEX (w/Margin)**	**RATE**	**MATURITY DATE**	**LOAN PURPOSE**
$675,000.00	Not Applicable	4.879%	11/15/21	Commercial
		Creditor Use Only		

PROMISSORY NOTE

(Commercial - Draw)

DATE AND PARTIES. The date of this Promissory Note (Note) is November 15, 2016. The parties and their addresses are:

LENDER:
AMERICAN BANK CENTER
2201 15th St SW
Minot, ND 58701
Telephone: (701) 837-5000

BORROWER:
CAPITAL FINANCIAL HOLDINGS INC
a North Dakota Corporation
1 North Main
Minot, ND 58701

1. DEFINITIONS. As used in this Note, the terms have the following meanings:

A. Pronouns. The pronouns "I," "me," and "my" refer to each Borrower signing this Note, individually and together with their heirs, successors and assigns, and each other person or legal entity (including guarantors, endorsers, and sureties) who agrees to pay this Note. "You" and "Your" refer to the Lender, any participants or syndicators, successors and assigns, or any person or company that acquires an interest in the Loan.

B. Note. Note refers to this document, and any extensions, renewals, modifications and substitutions of this Note.

C. Loan. Loan refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction such as applications, security agreements, disclosures or notes, and this Note.

D. Loan Documents. Loan Documents refer to all the documents executed as a part of or in connection with the Loan.

E. Property. Property is any property, real, personal or intangible, that secures my performance of the obligations of this Loan.

F. Percent. Rates and rate change limitations are expressed as annualized percentages.

G. Dollar Amounts. All dollar amounts will be payable in lawful money of the United States of America.

2. PROMISE TO PAY. For value received, I promise to pay you or your order, at your address, or at such other location as you may designate, amounts advanced from time to time under the terms of this Note up to the maximum total principal balance of **$675,000.00** (Principal), plus interest from the date of disbursement, on the unpaid outstanding Principal balance until this Note is paid in full and you have no further obligations to make advances to me under the Loan.

All advances made will be made subject to all other terms and conditions of the Loan.

3. INTEREST. Interest will accrue on the unpaid Principal balance of this Note at the rate of **4.879 percent** (Interest Rate).

A. Post-Maturity Interest. After maturity or acceleration, interest will accrue on the unpaid Principal balance of this Note at the Interest Rate in effect from time to time, until paid in full.

B. Maximum Interest Amount. Any amount assessed or collected as interest under the terms of this Note will be limited to the maximum lawful amount of interest allowed by applicable law. Amounts collected in excess of the maximum lawful amount will be applied first to the unpaid Principal balance. Any remainder will be refunded to me.

C. Statutory Authority. The amount assessed or collected on this Note is authorized by the North Dakota usury laws under N.D. Cent. Code § 47-14-09.

D. Accrual. Interest accrues using an Actual/360 days counting method.

4. ADDITIONAL CHARGES. As additional consideration, I agree to pay, or have paid, these additional fees and charges.

A. Nonrefundable Fees and Charges. The following fees are earned when collected and will not be refunded if I prepay this Note before the scheduled maturity date.

UCC. A(n) UCC fee of $40.00 payable from separate funds on or before today's date.
Flood Cert. A(n) Flood Cert fee of $15.00 payable from separate funds on or before today's date.
Appraisal. A(n) Appraisal fee of $3,500.00 payable from separate funds on or before today's date.
Recording. A(n) Recording fee of $56.00 payable from separate funds on or before today's date.
Title. A(n) Title fee of $2,400.00 payable from separate funds on or before today's date.
Documentation. A(n) Documentation fee of $3,375.00 payable from separate funds on or before today's date.

5. REMEDIAL CHARGES. In addition to interest or other finance charges, I agree that I will pay these additional fees based on my method and pattern of payment. Additional remedial charges may be described elsewhere in this Note.

A. Late Charge. If a payment is more than **10 days** late, I will be charged **10.000** percent of the Unpaid Portion of Payment. However, this charge will not be greater than **$75.00**. I will pay this late charge promptly but only once for each late payment.

6. GOVERNING AGREEMENT. This Note is further governed by the Commercial Loan Agreement executed between you and me as a part of this Loan, as modified, amended or supplemented. The Commercial Loan Agreement states the terms and conditions of this Note, including the terms and conditions under which the maturity of this Note may be accelerated. When I sign this Note, I represent to you that I have reviewed and am in compliance with the terms contained in the Commercial Loan Agreement.

7. PAYMENT. I will make 12 payment(s) of interest beginning December 15, 2016 and on the 15th day of each month thereafter. I will make 47 payment(s) of Principal and interest of the lesser of $5,318.40, or accrued interest and so much of the Note Amount as may be advanced, beginning December 15, 2017 and on the 15th day of each month thereafter. I will make a single, final payment of the entire unpaid balance of Principal, earned fees and charges, and accrued and unpaid interest, on November 15, 2021.

Payments will be rounded down to the nearest $.01. With the final payment I also agree to pay any additional fees or charges owing and the amount of any advances you have made to others on my behalf. Payments scheduled to be paid on the 29th, 30th or 31st day of a month that contains no such day will, instead, be made on the last day of such month.

Interest only payments will be applied first to any charges I owe other than late charges, then to accrued, but unpaid interest, then to late charges. Principal only payments will be applied first to the amount of the scheduled Principal payment, then to any late charges.

Payments of Principal and interest will be applied first to interest that is due, then to principal that is due, then to escrow that is due, then to late charges that are due, and finally to any charges that I owe other than principal and interest. If you and I agree to a different application of payments, we will describe our agreement on this Note. You may change how payments are applied in your sole discretion without notice to me. The actual amount of my final payment will depend on my payment record.

8. PREPAYMENT. I may prepay this Loan under the following terms and conditions. A prepayment penalty will apply to the outstanding principal based on the following: If a prepayment occurs during the term of this loan, the prepayment penalty will be ½ % of the outstanding balance. This prepayment penalty will

apply to refinancing only and the penalty will not apply to any payments made from business or personal cash flow. Any partial prepayment will not excuse any later scheduled payments until I pay in full.

9. LOAN PURPOSE. The purpose of this Loan is for the acquistion and renovation of office space.

10. ADDITIONAL TERMS. I agree to pay filing fees, abstract and title fees, renewal fees, and such other fees as the lender may incur to protect its security interest herein.

Line of Credit Matures on 11/15/2017.

11. SECURITY. The Loan is secured by separate security instruments prepared together with this Note as follows:

Document Name	Parties to Document	Date of Security Document
Security Agreement - Capital Financial Holdings Inc	Capital Financial Holdings Inc	11/15/2016
Mortgage - 1801 Burdick Expy W, Minot, ND 58701	Capital Financial Holdings Inc	11/15/2016

and by the following, previously executed, security instruments or agreements: All Security Agreements; Real Estate Mortgage for Property Located at 1801 Burdick Expy W, Minot, North Dakota, Dated 11/15/2016.

12. LIMITATIONS ON CROSS-COLLATERALIZATION. The cross-collateralization clause on any existing or future loan, but not including this Loan, is void and ineffective as to this Loan, including any extension or refinancing.

The Loan is not secured by a previously executed security instrument if a non-possessory, non-purchase money security interest is created in "household goods" in connection with a "consumer loan," as those terms are defined by federal law governing unfair and deceptive credit practices. The Loan is not secured by a previously executed security instrument if you fail to fulfill any necessary requirements or fail to conform to any limitations of the Real Estate Settlement Procedures Act, (Regulation X), that are required for loans secured by the Property or if, as a result, the other debt would become subject to Section 670 of the John Warner National Defense Authorization Act for Fiscal Year 2007.

The Loan is not secured by a previously executed security instrument if you fail to fulfill any necessary requirements or fail to conform to any limitations of the Truth in Lending Act, (Regulation Z), that are required for loans secured by the Property.

13. DUE ON SALE OR ENCUMBRANCE. You may, at your option, declare the entire balance of this Note to be immediately due and payable upon the creation of, or contract for the creation of, any lien, encumbrance, transfer or sale of all or any part of the Property. This right is subject to the restrictions imposed by federal law, as applicable.

14. WAIVERS AND CONSENT. To the extent not prohibited by law, I waive protest, presentment for payment, demand, notice of acceleration, notice of intent to accelerate and notice of dishonor.

A. Additional Waivers By Borrower. In addition, I, and any party to this Note and Loan, to the extent permitted by law, consent to certain actions you may take, and generally waive defenses that may be available based on these actions or based on the status of a party to this Note.

(1) You may renew or extend payments on this Note, regardless of the number of such renewals or extensions.

(2) You may release any Borrower, endorser, guarantor, surety, accommodation maker or any other co-signer.

(3) You may release, substitute or impair any Property securing this Note.

(4) You, or any institution participating in this Note, may invoke your right of set-off.

(5) You may enter into any sales, repurchases or participations of this Note to any person in any amounts and I waive notice of such sales, repurchases or participations.

(6) I agree that any of us signing this Note as a Borrower is authorized to modify the terms of this Note or any instrument securing, guarantying or relating to this Note.

B. No Waiver By Lender. Your course of dealing, or your forbearance from, or delay in, the exercise of any of your rights, remedies, privileges or right to insist upon my strict performance of any provisions contained in this Note, or any other Loan Document, shall not be construed as a waiver by you, unless any such waiver is in writing and is signed by you.

15. COMMISSIONS. I understand and agree that you (or your affiliate) will earn commissions or fees on any insurance products, and may earn such fees on other services that I buy through you or your affiliate.

16. APPLICABLE LAW. This Note is governed by the laws of North Dakota, the United States of America, and to the extent required, by the laws of the jurisdiction where the Property is located, except to the extent such state laws are preempted by federal law.

17. JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. My obligation to pay the Loan is independent of the obligation of any other person who has also agreed to pay it. You may sue me alone, or anyone else who is obligated on the Loan, or any number of us together, to collect the Loan. Extending the Loan or new obligations under the Loan, will not affect my duty under the Loan and I will still be obligated to pay the Loan. This Note shall inure to the benefit of and be enforceable by you and your successors and assigns and shall be binding upon and enforceable against me and my personal representatives, successors, heirs and assigns.

18. AMENDMENT, INTEGRATION AND SEVERABILITY. This Note may not be amended or modified by oral agreement. No amendment or modification of this Note is effective unless made in writing and executed by you and me. This Note and the other Loan Documents are the complete and final expression of the agreement. If any provision of this Note is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable. No present or future agreement securing any other debt I owe you will secure the payment of this Loan if, with respect to this loan, you fail to fulfill any necessary requirements or fail to conform to any limitations of the Truth in Lending Act (Regulation Z) or the Real Estate Settlement Procedures Act (Regulation X) that are required for loans secured by the Property or if, as a result, this Loan would become subject to Section 670 of the John Warner National Defense Authorization Act for Fiscal Year 2007.

19. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Note.

20. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designated in writing. Notice to one Borrower will be deemed to be notice to all Borrowers. I will inform you in writing of any change in my name, address or other application information. I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Loan and to confirm your lien status on any Property. Time is of the essence.

21. CREDIT INFORMATION. I agree to supply you with whatever information you reasonably request. You will make requests for this information without undue frequency, and will give me reasonable time in which to supply the information.

22. ERRORS AND OMISSIONS. I agree, if requested by you, to fully cooperate in the correction, if necessary, in the reasonable discretion of you of any and all loan closing documents so that all documents accurately describe the loan between you and me. I agree to assume all costs including by way of illustration and not limitation, actual expenses, legal fees and marketing losses for failing to reasonably comply with your requests within thirty (30) days.

23. SIGNATURES. By signing, I agree to the terms contained in this Note. I also acknowledge receipt of a copy of this Note.

BORROWER:

Capital Financial Holdings Inc

By: ____________________ Date: 11/17/2016
John R Carlson, Chief Executive Officer/President

By: ____________________ Date: 11/15/16
Elizabeth Colby, Chief Financial Officer/Secretary

LENDER:

American Bank Center

By: ____________________ Date: 11-15-16
Jonathon J Rameau, VP Business Banking Officer

2

3002945
11/17/2016 11:04:23 AM Page: 1 of 12 $43.00
MORTGAGE MINOT GUARANTY & ESCROW COMPANY
Betty Braun, County Recorder Ward, ND

Recorder's Office, Ward, ND 11/17/2016 11:04:23 AM
I certify that this instrument was filed for record this date.
Betty Braun, County Recorder

by Betty Braun 3002945

201329002

Return To: Loan Department,
American Bank Center, 2201 15th
Street SW, Minot, ND 58701

COUNTY RECORDER Seal Ward Co. State of North Dakota

Space Above This Line For Recording Data

MORTGAGE

163559

(With Future Advance Clause)

DATE AND PARTIES. The date of this Mortgage (Security Instrument) is November 15, 2016. The parties and their addresses are:

MORTGAGOR:
CAPITAL FINANCIAL HOLDINGS INC
A North Dakota Corporation
1 North Main
Minot, ND 58701

LENDER:
AMERICAN BANK CENTER
Organized and existing under the laws of North Dakota
2201 15th St SW
Minot, ND 58701

1. DEFINITIONS. For the purposes of this document, the following term has the following meaning.

A. Loan. "Loan" refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction.

2. CONVEYANCE. For good and valuable consideration, the receipt and sufficiency of which is acknowledged, and to secure the Secured Debts and Mortgagor's performance under this Security Instrument, Mortgagor does hereby grant, bargain, convey and mortgage to Lender, the following described property:

1 2 4 3 % 2 0 1 3 2 9 0 0 2 % C A D 0 7 4 0 % 1 1 / 1 5 / 2 0 1 6

✓ Outlot 40 of the NE¼NE¼ Section 27, Township 155 North, Range 83 West of the 5th P.M., Ward County, North Dakota

The property is located in Ward County at 1801 Burdick Expy W, Minot, North Dakota 58701.

Together with all rights, easements, appurtenances, royalties, mineral rights, oil and gas rights, crops, timber including timber to be cut now or at any time in the future, all diversion payments or third party payments made to crop producers which are not directly related to crop production proceeds, all water and riparian rights, wells, ditches, reservoirs and water stock and all existing and future improvements, structures, fixtures, and replacements that may now, or at any time in the future, be part of the real estate described (all referred to as Property). This Security Instrument will remain in effect until the Secured Debts and all underlying agreements have been terminated in writing by Lender.

3. MAXIMUM OBLIGATION LIMIT. The total principal amount secured by this Security Instrument at any one time and from time to time will not exceed $675,000.00. Any limitation of amount does not include interest and other fees and charges validly made pursuant to this Security Instrument. Also, this limitation does not apply to advances made under the terms of this Security Instrument to protect Lender's security and to perform any of the covenants contained in this Security Instrument.

4. SECURED DEBTS AND FUTURE ADVANCES. The term "Secured Debts" includes and this Security Instrument will secure each of the following:

A. Specific Debts. The following debts and all extensions, renewals, refinancings, modifications and replacements. A promissory note or other agreement, dated November 15, 2016, from Mortgagor to Lender, with a loan amount of $675,000.00 and maturing on November 15, 2021.

B. Future Advances. All future advances from Lender to Mortgagor under the Specific Debts executed by Mortgagor in favor of Lender after this Security Instrument. If more than one person signs this Security Instrument, each agrees that this Security Instrument will secure all future advances that are given to Mortgagor either individually or with others who may not sign this Security Instrument. All future advances are secured by this Security Instrument even though all or part may not yet be advanced. All future advances are secured as if made on the date of this Security Instrument. Nothing in this Security Instrument shall constitute a commitment to make additional or future advances in any amount. Any such commitment must be agreed to in a separate writing.

C. All Debts. All present and future debts from Mortgagor to Lender, even if this Security Instrument is not specifically referenced, or if the future debt is unrelated to or of a different type than this debt. If more than one person signs this Security Instrument, each agrees that it will secure debts incurred either individually or with others who may not sign this Security Instrument. Nothing in this Security Instrument constitutes a commitment to make additional or future loans or advances. Any such commitment must be in writing. This Security Instrument will not secure any debt for which a non-possessory, non-purchase money security interest is created in "household goods" in connection with a "consumer loan," as those terms are defined by federal law governing unfair and deceptive credit practices. This Security Instrument will not secure any debt for which a security interest is created in "margin stock" and Lender does not obtain a "statement of purpose," as defined and required by federal law governing securities. This Security Instrument will not secure any other debt if Lender, with respect to that other debt, fails to fulfill any necessary

requirements or fails to conform to any limitations of the Truth in Lending Act (Regulation Z) or the Real Estate Settlement Procedures Act (Regulation X) that are required for loans secured by the Property.

D. Sums Advanced. All sums advanced and expenses incurred by Lender under the terms of this Security Instrument.

5. LIMITATIONS ON CROSS-COLLATERALIZATION. The cross-collateralization clause on any existing or future loan, but not including this Loan, is void and ineffective as to this Loan, including any extension or refinancing.

The Loan is not secured by a previously executed security instrument if a non-possessory, non-purchase money security interest is created in "household goods" in connection with a "consumer loan," as those terms are defined by federal law governing unfair and deceptive credit practices. The Loan is not secured by a previously executed security instrument if Lender fails to fulfill any necessary requirements or fails to conform to any limitations of the Real Estate Settlement Procedures Act, (Regulation X), that are required for loans secured by the Property or if, as a result, the other debt would become subject to Section 670 of the John Warner National Defense Authorization Act for Fiscal Year 2007.

The Loan is not secured by a previously executed security instrument if Lender fails to fulfill any necessary requirements or fails to conform to any limitations of the Truth in Lending Act, (Regulation Z), that are required for loans secured by the Property.

6. PAYMENTS. Mortgagor agrees that all payments under the Secured Debts will be paid when due and in accordance with the terms of the Secured Debts and this Security Instrument.

7. WARRANTY OF TITLE. Mortgagor warrants that Mortgagor is or will be lawfully seized of the estate conveyed by this Security Instrument and has the right to grant, bargain, convey, sell and mortgage the Property. Mortgagor also warrants that the Property is unencumbered, except for encumbrances of record.

8. PRIOR SECURITY INTERESTS. With regard to any other mortgage, deed of trust, security agreement or other lien document that created a prior security interest or encumbrance on the Property, Mortgagor agrees:

A. To make all payments when due and to perform or comply with all covenants.

B. To promptly deliver to Lender any notices that Mortgagor receives from the holder.

C. Not to allow any modification or extension of, nor to request any future advances under any note or agreement secured by the lien document without Lender's prior written consent.

9. CLAIMS AGAINST TITLE. Mortgagor will pay all taxes, assessments, liens, encumbrances, lease payments, ground rents, utilities, and other charges relating to the Property when due. Lender may require Mortgagor to provide to Lender copies of all notices that such amounts are due and the receipts evidencing Mortgagor's payment. Mortgagor will defend title to the Property against any claims that would impair the lien of this Security Instrument. Mortgagor agrees to assign to Lender, as requested by Lender, any rights, claims or defenses Mortgagor may have against parties who supply labor or materials to maintain or improve the Property.

10. DUE ON SALE OR ENCUMBRANCE. Lender may, at its option, declare the entire balance of the Secured Debt to be immediately due and payable upon the creation of, or contract for the creation of, any lien, encumbrance, transfer or sale of all or any part of the Property. This right is subject to the restrictions imposed by federal law, as applicable.

11. TRANSFER OF AN INTEREST IN THE MORTGAGOR. If Mortgagor is an entity other than a natural person (such as a corporation, partnership, limited liability company or other organization), Lender may demand immediate payment if:

A. A beneficial interest in Mortgagor is sold or transferred.

B. There is a change in either the identity or number of members of a partnership or similar entity.

C. There is a change in ownership of more than 25 percent of the voting stock of a corporation, partnership, limited liability company or similar entity.

However, Lender may not demand payment in the above situations if it is prohibited by law as of the date of this Security Instrument.

12. WARRANTIES AND REPRESENTATIONS. Mortgagor makes to Lender the following warranties and representations which will continue as long as this Security Instrument is in effect:

A. Power. Mortgagor is duly organized, and validly existing and in good standing in all jurisdictions in which Mortgagor operates. Mortgagor has the power and authority to enter into this transaction and to carry on Mortgagor's business or activity as it is now being conducted and, as applicable, is qualified to do so in each jurisdiction in which Mortgagor operates.

B. Authority. The execution, delivery and performance of this Security Instrument and the obligation evidenced by this Security Instrument are within Mortgagor's powers, have been duly authorized, have received all necessary governmental approval, will not violate any provision of law, or order of court or governmental agency, and will not violate any agreement to which Mortgagor is a party or to which Mortgagor is or any of Mortgagor's property is subject.

C. Name and Place of Business. Other than previously disclosed in writing to Lender, Mortgagor has not changed Mortgagor's name or principal place of business within the last 10 years and has not used any other trade or fictitious name. Without Lender's prior written consent, Mortgagor does not and will not use any other name and will preserve Mortgagor's existing name, trade names and franchises.

13. PROPERTY CONDITION, ALTERATIONS, INSPECTION, VALUATION AND APPRAISAL. Mortgagor will keep the Property in good condition and make all repairs that are reasonably necessary. Mortgagor will not commit or allow any waste, impairment, or deterioration of the Property. Mortgagor will keep the Property free of noxious weeds and grasses. Mortgagor agrees that the nature of the occupancy and use will not substantially change without Lender's prior written consent. Mortgagor will not permit any change in any license, restrictive covenant or easement without Lender's prior written consent. Mortgagor will notify Lender of all demands, proceedings, claims, and actions against Mortgagor, and of any loss or damage to the Property.

No portion of the Property will be removed, demolished or materially altered without Lender's prior written consent except that Mortgagor has the right to remove items of personal property comprising a part of the Property that become worn or obsolete, provided that such personal property is replaced with other personal property at least equal in value to the replaced personal property, free from any title retention device, security agreement or other encumbrance. Such replacement of personal property will be deemed subject to the security interest created by this Security Instrument. Mortgagor will not partition or subdivide the Property without Lender's prior written consent.

Lender or Lender's agents may, at Lender's option, enter the Property at any reasonable time and frequency for the purpose of inspecting, valuating, or appraising the Property. Lender will give Mortgagor notice at the time of or before an on-site inspection, valuation, or appraisal for on-going due diligence or otherwise specifying a reasonable purpose. Any inspection, valuation or appraisal of the Property will be entirely for Lender's benefit and Mortgagor will in no way rely on Lender's inspection, valuation or appraisal for its own purpose, except as otherwise provided by law.

14. AUTHORITY TO PERFORM. If Mortgagor fails to perform any duty or any of the covenants contained in this Security Instrument, Lender may, without notice, perform or cause them to be performed. Mortgagor appoints Lender as attorney in fact to sign Mortgagor's name or pay any amount necessary for performance. Lender's right to perform for Mortgagor will not create an obligation to perform, and Lender's failure to perform will not preclude Lender from exercising any of Lender's other rights under the law or this Security Instrument. If any construction on the Property is discontinued or not carried on in a reasonable manner, Lender may take all steps necessary to protect Lender's security interest in the Property, including completion of the construction.

15. ASSIGNMENT OF LEASES AND RENTS. Mortgagor assigns, grants, bargains, conveys and mortgages to Lender as additional security all the right, title and interest in the following (Property).

A. Existing or future leases, subleases, licenses, guaranties and any other written or verbal agreements for the use and occupancy of the Property, including but not limited to any extensions, renewals, modifications or replacements (Leases).

B. Rents, issues and profits, including but not limited to security deposits, minimum rents, percentage rents, additional rents, common area maintenance charges, parking charges, real estate taxes, other applicable taxes, insurance premium contributions, liquidated damages following default, cancellation premiums, "loss of rents" insurance, guest receipts, revenues, royalties, proceeds, bonuses, accounts, contract rights, general intangibles, and all rights and claims which Mortgagor may have that in any way pertain to or are on account of the use or occupancy of the whole or any part of the Property (Rents).

In the event any item listed as Leases or Rents is determined to be personal property, this Assignment will also be regarded as a security agreement. Mortgagor will promptly provide Lender with copies of the Leases and will certify these Leases are true and correct copies. The existing Leases will be provided on execution of the Assignment, and all future Leases and any other information with respect to these Leases will be provided immediately after they are executed. Mortgagor may collect, receive, enjoy and use the Rents so long as Mortgagor is not in default. Mortgagor will not collect in advance any Rents due in future lease periods, unless Mortgagor first obtains Lender's written consent. Upon default, Mortgagor will receive any Rents in trust for Lender and Mortgagor will not commingle the Rents with any other funds. When Lender so directs, Mortgagor will endorse and deliver any payments of Rents from the Property to Lender. Amounts collected will be applied at Lender's discretion to the Secured Debts, the costs of managing, protecting, valuating, appraising and preserving the Property, and other necessary expenses. Mortgagor agrees that this Security Instrument is immediately effective between Mortgagor and Lender and effective as to third parties on the Mortgagor's default when Lender notifies Mortgagor of the default and demands that Mortgagor and Mortgagor's tenants pay all future Rents directly to Lender. This Security Instrument will remain effective during any statutory redemption period until the Secured Debts are satisfied. As long as this Assignment is in effect, Mortgagor warrants and represents that no default exists under the Leases, and the parties subject to the Leases have not violated any applicable

law on leases, licenses and landlords and tenants. Mortgagor, at its sole cost and expense, will keep, observe and perform, and require all other parties to the Leases to comply with the Leases and any applicable law. If Mortgagor or any party to the Lease defaults or fails to observe any applicable law, Mortgagor will promptly notify Lender. If Mortgagor neglects or refuses to enforce compliance with the terms of the Leases, then Lender may, at Lender's option, enforce compliance. Mortgagor will not sublet, modify, extend, cancel, or otherwise alter the Leases, or accept the surrender of the Property covered by the Leases (unless the Leases so require) without Lender's consent. Mortgagor will not assign, compromise, subordinate or encumber the Leases and Rents without Lender's prior written consent. Lender does not assume or become liable for the Property's maintenance, depreciation, or other losses or damages when Lender acts to manage, protect or preserve the Property, except for losses and damages due to Lender's gross negligence or intentional torts. Otherwise, Mortgagor will indemnify Lender and hold Lender harmless for all liability, loss or damage that Lender may incur when Lender opts to exercise any of its remedies against any party obligated under the Leases.

16. DEFAULT. Mortgagor will be in default if any of the following events (known separately and collectively as an Event of Default) occur:

A. Payments. Mortgagor fails to make a payment in full when due.

B. Insolvency or Bankruptcy. The death, dissolution or insolvency of, appointment of a receiver by or on behalf of, application of any debtor relief law, the assignment for the benefit of creditors by or on behalf of, the voluntary or involuntary termination of existence by, or the commencement of any proceeding under any present or future federal or state insolvency, bankruptcy, reorganization, composition or debtor relief law by or against Mortgagor, Borrower, or any co-signer, endorser, surety or guarantor of this Security Instrument or any other obligations Borrower has with Lender.

C. Business Termination. Mortgagor merges, dissolves, reorganizes, ends its business or existence, or a partner or majority owner dies or is declared legally incompetent.

D. Failure to Perform. Mortgagor fails to perform any condition or to keep any promise or covenant of this Security Instrument.

E. Other Documents. A default occurs under the terms of any other document relating to the Secured Debts.

F. Other Agreements. Mortgagor is in default on any other debt or agreement Mortgagor has with Lender.

G. Misrepresentation. Mortgagor makes any verbal or written statement or provides any financial information that is untrue, inaccurate, or conceals a material fact at the time it is made or provided.

H. Judgment. Mortgagor fails to satisfy or appeal any judgment against Mortgagor.

I. Forfeiture. The Property is used in a manner or for a purpose that threatens confiscation by a legal authority.

J. Name Change. Mortgagor changes Mortgagor's name or assumes an additional name without notifying Lender before making such a change.

K. Property Transfer. Mortgagor transfers all or a substantial part of Mortgagor's money or property. This condition of default, as it relates to the transfer of the Property, is subject to the restrictions contained in the DUE ON SALE section.

L. Property Value. Lender determines in good faith that the value of the Property has declined or is impaired.

M. **Material Change.** Without first notifying Lender, there is a material change in Mortgagor's business, including ownership, management, and financial conditions.

N. **Insecurity.** Lender determines in good faith that a material adverse change has occurred in Mortgagor's financial condition from the conditions set forth in Mortgagor's most recent financial statement before the date of this Security Instrument or that the prospect for payment or performance of the Secured Debts is impaired for any reason.

17. REMEDIES. On or after the occurrence of an Event of Default, Lender may use any and all remedies Lender has under state or federal law or in any document relating to the Secured Debts. Any amounts advanced on Mortgagor's behalf will be immediately due and may be added to the balance owing under the Secured Debts. Lender may make a claim for any and all insurance benefits or refunds that may be available on Mortgagor's default.

Subject to any right to cure, required time schedules or any other notice rights Mortgagor may have under federal and state law, Lender may make all or any part of the amount owing by the terms of the Secured Debts immediately due and foreclose this Security Instrument in a manner provided by law upon the occurrence of an Event of Default or anytime thereafter.

All remedies are distinct, cumulative and not exclusive, and Lender is entitled to all remedies provided at law or equity, whether or not expressly set forth. The acceptance by Lender of any sum in payment or partial payment on the Secured Debts after the balance is due or is accelerated or after foreclosure proceedings are filed will not constitute a waiver of Lender's right to require full and complete cure of any existing default. By not exercising any remedy, Lender does not waive Lender's right to later consider the event a default if it continues or happens again.

18. REDEMPTION. Mortgagor is entitled to a statutory period of redemption. Any agreement to extend the redemption period must be in writing.

19. COLLECTION EXPENSES AND ATTORNEYS' FEES. On or after the occurrence of an Event of Default, to the extent permitted by law, Mortgagor agrees to pay all expenses of collection, enforcement, valuation, appraisal or protection of Lender's rights and remedies under this Security Instrument or any other document relating to the Secured Debts. Mortgagor agrees to pay expenses for Lender to inspect, valuate, appraise and preserve the Property and for any recordation costs of releasing the Property from this Security Instrument. Mortgagor agrees to pay the reasonable costs and expenses allowed by law that Lender incurs to collect the Secured Debts or realize on the Property. These expenses are due and payable immediately. If not paid immediately, these expenses will bear interest from the date of payment until paid in full at the highest interest rate in effect as provided for in the terms of the Secured Debts. In addition, to the extent permitted by the United States Bankruptcy Code, Mortgagor agrees to pay the reasonable attorneys' fees incurred by Lender to protect Lender's rights and interests in connection with any bankruptcy proceedings initiated by or against Mortgagor.

20. ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES. As used in this section, (1) Environmental Law means, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA, 42 U.S.C. 9601 et seq.), all other federal, state and local laws, regulations, ordinances, court orders, attorney general opinions or interpretive letters concerning the public health, safety, welfare, environment or a hazardous substance; and (2) Hazardous Substance means any toxic, radioactive or hazardous material, waste, pollutant or contaminant which has characteristics which render the substance dangerous or potentially dangerous to the public health, safety, welfare or environment. The term includes, without limitation, any substances defined as "hazardous material," "toxic substance," "hazardous waste," "hazardous substance," or "regulated substance" under any Environmental Law.

Mortgagor represents, warrants and agrees that:

A. Except as previously disclosed and acknowledged in writing to Lender, no Hazardous Substance has been, is, or will be located, transported, manufactured, treated, refined, or handled by any person on, under or about the Property, except in the ordinary course of business and in strict compliance with all applicable Environmental Law.

B. Except as previously disclosed and acknowledged in writing to Lender, Mortgagor has not and will not cause, contribute to, or permit the release of any Hazardous Substance on the Property.

C. Mortgagor will immediately notify Lender if (1) a release or threatened release of Hazardous Substance occurs on, under or about the Property or migrates or threatens to migrate from nearby property; or (2) there is a violation of any Environmental Law concerning the Property. In such an event, Mortgagor will take all necessary remedial action in accordance with Environmental Law.

D. Except as previously disclosed and acknowledged in writing to Lender, Mortgagor has no knowledge of or reason to believe there is any pending or threatened investigation, claim, or proceeding of any kind relating to (1) any Hazardous Substance located on, under or about the Property; or (2) any violation by Mortgagor or any tenant of any Environmental Law. Mortgagor will immediately notify Lender in writing as soon as Mortgagor has reason to believe there is any such pending or threatened investigation, claim, or proceeding. In such an event, Lender has the right, but not the obligation, to participate in any such proceeding including the right to receive copies of any documents relating to such proceedings.

E. Except as previously disclosed and acknowledged in writing to Lender, Mortgagor and every tenant have been, are and will remain in full compliance with any applicable Environmental Law.

F. Except as previously disclosed and acknowledged in writing to Lender, there are no underground storage tanks, private dumps or open wells located on or under the Property and no such tank, dump or well will be added unless Lender first consents in writing.

G. Mortgagor will regularly inspect the Property, monitor the activities and operations on the Property, and confirm that all permits, licenses or approvals required by any applicable Environmental Law are obtained and complied with.

H. Mortgagor will permit, or cause any tenant to permit, Lender or Lender's agent to enter and inspect the Property and review all records at any reasonable time to determine (1) the existence, location and nature of any Hazardous Substance on, under or about the Property; (2) the existence, location, nature, and magnitude of any Hazardous Substance that has been released on, under or about the Property; or (3) whether or not Mortgagor and any tenant are in compliance with applicable Environmental Law.

I. Upon Lender's request and at any time, Mortgagor agrees, at Mortgagor's expense, to engage a qualified environmental engineer to prepare an environmental audit of the Property and to submit the results of such audit to Lender. The choice of the environmental engineer who will perform such audit is subject to Lender's approval.

J. Lender has the right, but not the obligation, to perform any of Mortgagor's obligations under this section at Mortgagor's expense.

K. As a consequence of any breach of any representation, warranty or promise made in this section, (1) Mortgagor will indemnify and hold Lender and Lender's successors or assigns harmless from and against all losses, claims, demands, liabilities, damages, cleanup, response and remediation costs, penalties and expenses, including without limitation all costs of litigation , which Lender and Lender's successors or assigns may sustain; and (2) at

Lender's discretion, Lender may release this Security Instrument and in return Mortgagor will provide Lender with collateral of at least equal value to the Property without prejudice to any of Lender's rights under this Security Instrument.

L. Notwithstanding any of the language contained in this Security Instrument to the contrary, the terms of this section will survive any foreclosure or satisfaction of this Security Instrument regardless of any passage of title to Lender or any disposition by Lender of any or all of the Property. Any claims and defenses to the contrary are hereby waived.

21. CONDEMNATION. Mortgagor will give Lender prompt notice of any pending or threatened action by private or public entities to purchase or take any or all of the Property through condemnation, eminent domain, or any other means. Mortgagor authorizes Lender to intervene in Mortgagor's name in any of the above described actions or claims. Mortgagor assigns to Lender the proceeds of any award or claim for damages connected with a condemnation or other taking of all or any part of the Property. Such proceeds will be considered payments and will be applied as provided in this Security Instrument. This assignment of proceeds is subject to the terms of any prior mortgage, deed of trust, security agreement or other lien document.

22. INSURANCE. Mortgagor agrees to keep the Property insured against the risks reasonably associated with the Property. Mortgagor will maintain this insurance in the amounts Lender requires. This insurance will last until the Property is released from this Security Instrument. What Lender requires pursuant to the preceding two sentences can change during the term of the Secured Debts. Mortgagor may choose the insurance company, subject to Lender's approval, which will not be unreasonably withheld.

All insurance policies and renewals shall include a standard "mortgage clause" (or "lender loss payable clause") endorsement that names Lender as "mortgagee" and "loss payee". If required by Lender, all insurance policies and renewals will also include an "additional insured" endorsement that names Lender as an "additional insured". If required by Lender, Mortgagor agrees to maintain comprehensive general liability insurance and rental loss or business interruption insurance in amounts and under policies acceptable to Lender. The comprehensive general liability insurance must name Lender as an additional insured. The rental loss or business interruption insurance must be in an amount equal to at least coverage of one year's debt service, and required escrow account deposits (if agreed to separately in writing).

Mortgagor will give Lender and the insurance company immediate notice of any loss. All insurance proceeds will be applied to restoration or repair of the Property or to the Secured Debts, at Lender's option. If Lender acquires the Property in damaged condition, Mortgagor's rights to any insurance policies and proceeds will pass to Lender to the extent of the Secured Debts.

Mortgagor will immediately notify Lender of cancellation or termination of insurance. If Mortgagor fails to keep the Property insured, Lender may obtain insurance to protect Lender's interest in the Property and Mortgagor will pay for the insurance on Lender's demand. Lender may demand that Mortgagor pay for the insurance all at once, or Lender may add the insurance premiums to the balance of the Secured Debts and charge interest on it at the rate that applies to the Secured Debts. This insurance may include lesser or greater coverages than originally required of Mortgagor, may be written by a company other than one Mortgagor would choose, and may be written at a higher rate than Mortgagor could obtain if Mortgagor purchased the insurance. Mortgagor acknowledges and agrees that Lender or one of Lender's affiliates may receive commissions on the purchase of this insurance.

23. ESCROW FOR TAXES AND INSURANCE. Mortgagor will not be required to pay to Lender funds for taxes and insurance in escrow.

24. WAIVERS. Except to the extent prohibited by law, Mortgagor waives all homestead exemption rights relating to the Property.

25. APPLICABLE LAW. This Security Instrument is governed by the laws of North Dakota, the United States of America, and to the extent required, by the laws of the jurisdiction where the Property is located, except to the extent such state laws are preempted by federal law.

26. JOINT AND INDIVIDUAL LIABILITY AND SUCCESSORS. Each Mortgagor's obligations under this Security Instrument are independent of the obligations of any other Mortgagor. Lender may sue each Mortgagor individually or together with any other Mortgagor. Lender may release any part of the Property and Mortgagor will still be obligated under this Security Instrument for the remaining Property. Mortgagor agrees that Lender and any party to this Security Instrument may extend, modify or make any change in the terms of this Security Instrument or any evidence of debt without Mortgagor's consent. Such a change will not release Mortgagor from the terms of this Security Instrument. The duties and benefits of this Security Instrument will bind and benefit the successors and assigns of Lender and Mortgagor.

27. AMENDMENT, INTEGRATION AND SEVERABILITY. This Security Instrument may not be amended or modified by oral agreement. No amendment or modification of this Security Instrument is effective unless made in writing and executed by Mortgagor and Lender. This Security Instrument and any other documents relating to the Secured Debts are the complete and final expression of the agreement. If any provision of this Security Instrument is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

28. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Security Instrument.

29. NOTICE, ADDITIONAL DOCUMENTS AND RECORDING FEES. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designated in writing. Notice to one Mortgagor will be deemed to be notice to all Mortgagors. Mortgagor will inform Lender in writing of any change in Mortgagor's name, address or other application information. Mortgagor will provide Lender any other, correct and complete information Lender requests to effectively mortgage or convey the Property. Mortgagor agrees to pay all expenses, charges and taxes in connection with the preparation and recording of this Security Instrument. Mortgagor agrees to sign, deliver, and file any additional documents or certifications that Lender may consider necessary to perfect, continue, and preserve Mortgagor's obligations under this Security Instrument and to confirm Lender's lien status on any Property, and Mortgagor agrees to pay all expenses, charges and taxes in connection with the preparation and recording thereof. Time is of the essence.

SIGNATURES. By signing, Mortgagor agrees to the terms and covenants contained in this Security Instrument. Mortgagor also acknowledges receipt of a copy of this Security Instrument.

MORTGAGOR:

Capital Financial Holdings Inc

By John R Carlson Date 11/15/2016
John R Carlson, Chief Executive Officer/President

By E. Colby Date 11/15/16
Elizabeth Colby, Chief Financial Officer/Secretary

LENDER:

American Bank Center

By Jonathon J Primeau Date 11-15-16
Jonathon J Primeau, VP, Business Banking Officer

ACKNOWLEDGMENT.

STATE OF NORTH DAKOTA, COUNTY OF WARD ss.

This record was acknowledged before me on November 15, 2016 by John R Carlson - Chief Executive Officer/President and Elizabeth Colby - Chief Financial Officer/Secretary of Capital Financial Holdings Inc a North Dakota corporation, on behalf of the corporation.

Jonathon J Primeau
(Notary Public)
My commission expires:

JONATHON J PRIMEAU
NOTARY PUBLIC, STATE OF NORTH DAKOTA
MY COMMISSION EXPIRES FEB 22, 2022

(Lender Acknowledgment)

STATE OF NORTH DAKOTA, COUNTY OF WARD ss.

This record was acknowledged before me on November 15 2016 by Jonathon J Primeau -- VP, Business Banking Officer of American Bank Center, a corporation, on behalf of the corporation.

Theresa Bolinske
(Notary Public)
My commission expires:

THERESA BOLINSKE
Notary Public
State of North Dakota
My Commission Expires July 23, 2019